Exhibit 99.1

Talon International, Inc. Reports
First Quarter Financial Results for 2012

LOS ANGELES, Calif. — May 14, 2012 — Talon International, Inc. (OTCQB:TALN), a leading global supplier of zippers, apparel fasteners, trim and interlining products, reported financial results for the quarter ended March 31, 2012.

Highlights
•	Sales for the First Quarter 2012 totaled $8.7 million vs. $9.2 million in 2011.
•	Gross profit margin for the First Quarter 2012 was 31.7%.

Financial Results

Sales for the quarter ended March 31, 2012 were $8.7 million, a decline of $482,000 or 5.2% from the same quarter of 2011.  Zipper sales for the quarter ended March 31, 2012 were $4.5 million as compared to $5.5 million for the same quarter in 2011, and Trim product sales for the quarter ended March 31, 2012 were $4.3 million as compared to $3.7 million for the same quarter in 2011.  Sales for the first quarter of 2012 reflected a decline in the sales of generic zippers to price sensitive mass merchandise and licensing customers, which was substantially offset by sales to new specialty apparel customers and new programs within key customer accounts in both our Zipper and Trim products.

“Our sales results for the first quarter of 2012 were slightly lower than the prior year, as improvements within, and additions to, our specialty brands reflected strong growth, but were overshadowed by the soft demand from the mass merchandiser market segment of our business,” noted Lonnie Schnell, Talon’s CEO.

Gross profit for the quarter ended March 31, 2012 was $2.8 million, or 31.7% of sales, as compared to $2.9 million, or 31.3% of sales for the same quarter in 2011.  The gross profit margin percentage improvement for the first quarter of 2012 as compared to the same period in 2011 was principally attributable to a greater mix of sales to specialty retailers and higher-margin Trim sales. The gross profit percentage improvement substantially offset the earnings impact of the sales decline for the quarter as compared to the same quarter in 2011.

Operating expenses for the first quarter of 2012 and 2011 were $3.2 million in each period. Sales and marketing expenses included in this total for the quarter ended March 31, 2012 were $1.1 million as compared to $899,000 for the same quarter in 2011. Sales expenses increased from additions to our internal sales force and external sales representative’s network in the U.S., Europe and Asia.  General and administrative expenses included in the total operating expenses for the quarter ended March 31, 2012 totaled $2.1 million, reflecting a reduction of $135,000 over the same period in 2011, mainly due to lower charges for non-cash compensation expenses. Interest expense for the quarter ended March 31, 2012 was $22,000, slightly higher versus the same quarter in 2011.

Benefits from income taxes, net for the three months ended March 31, 2012 was $290,000, as compared to a provision from income taxes, net for the three months ended March 31, 2011 of $92,000. The net income tax benefit for the three months ended March 31, 2012 includes the elimination of a potential tax liability of $196,000 originally established in 2007 for tax positions that might be subject to reversal upon a regulatory review.  At March 31, 2012 the time limit for assessment of the tax liability expired and the liability was removed.

The net loss for the quarter ended March 31, 2012 was $206,000, or $0.01 per share, as compared to a net loss of $401,000, or $0.02 per share, for the same quarter in 2011.

Conference Call

Talon International will hold a conference call on Monday, May 14, 2012, to discuss its first quarter financial results for 2012. Talon’s CEO Lonnie D. Schnell will host the call starting at 4:30 P.M. Eastern Time. A question and answer session will follow the presentation.

To participate, dial the appropriate number 5-10 minutes prior to the start time, request the Talon International conference call and provide the conference ID.

Date: Monday, May 14, 2012

Time: 4:30 p.m. Eastern Time (1:30 p.m. Pacific Time)

Domestic callers: 1-877-317-6789

International callers: 1-412-317-6789

Conference ID#: TALON

A replay of the call will be available after 7:30 p.m. Eastern Time on the same day and until June 11, 2012.  The toll-free replay call-in number is 1-877-870-5176 for domestic callers and 1-858-384-5517 for international.  Pin number 10014232.

About Talon International, Inc.
Talon International, Inc. is a global supplier of apparel fasteners, trim and interlining products to manufacturers of fashion apparel, specialty retailers, mass merchandisers, brand licensees and major retailers.  Talon manufactures and distributes zippers and other fasteners under its Talon® brand, known as the original American zipper invented in 1893. Talon also designs, manufactures, engineers, and distributes apparel trim products and specialty waistbands under its trademark names, Talon, Tag-It and TekFit, to major apparel brands and manufacturers including Wal-Mart, Kohl’s, J.C. Penney, Victoria’s Secret, Tom Tailor, Abercrombie and Fitch, Polo Ralph Lauren, Phillips-Van Heusen, Reebok and Juicy Couture. The company has offices and facilities in the United States, United Kingdom, Hong Kong, China, and Bangladesh.

Company Contact
Talon International, Inc.
Rayna Hernandez
Tel (818) 444-4128
raynah@talonzippers.com

TALON INTERNATIONAL, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS
(Unaudited)

	Three Months Ended March 31,
	2012	2011
Net sales	$8,745,950	$9,228,193
Cost of goods sold	5,975,194	6,337,640
Gross profit	2,770,756	2,890,553
Sales and marketing expenses	1,096,923	898,560
General and administrative expenses	2,147,659	2,282,498
Total operating expenses	3,244,582	3,181,058

Loss from operations	(473,826)	(290,505)

Interest expense, net	22,037	18,440
Loss before provision for income taxes	(495,863)	(308,945)
Provision for (benefits from) income taxes, net	(290,233)	91,983
Net loss	$(205,630)	$(400,928)

Series B Preferred Stock Liquidation Preference Increase	(775,190)	(668,267)
Loss applicable to Common Shareholders	$(980,820)	$(1,069,195)

Per share amounts:
Net loss per share	$(0.01)	$(0.02)
Available to Preferred Shareholders	(0.04)	(0.03)
Basic and diluted net loss per share applicable to Common Shareholders	$(0.05)	$(0.05)

Weighted average number of common shares outstanding – Basic and diluted	21,604,105	20,291,433

Net loss	$(205,630)	$(400,928)
Other comprehensive loss -
Foreign currency translation	(15,634)	(2,781)
Total comprehensive loss	$(221,264)	$(403,709)

 TALON INTERNATIONAL, INC.

CONSOLIDATED BALANCE SHEETS

	March 31, 2012	December 31, 2011
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$4,302,135	$5,749,341
Accounts receivable, net	3,450,064	3,777,771
Inventories, net	992,432	1,076,522
Prepaid expenses and other current assets	647,375	314,761
Total current assets	9,392,006	10,918,395

Property and equipment, net	1,045,115	1,092,609
Intangible assets, net	4,253,725	4,110,751
Other assets	301,706	236,411
Total assets	$14,992,552	$16,358,166

Liabilities, Preferred Stock and Stockholders’ Equity (Deficit)
Current liabilities:
Accounts payable	$6,065,745	$6,607,041
Accrued expenses	1,272,683	1,543,465
Notes payable to related parties	-	239,942
Other notes and current portion of capital lease obligations	7,389	73,148
Total current liabilities	7,345,817	8,463,596

Capital lease obligations, net of current portion	8,650	10,461
Deferred income taxes	787,335	751,148
Other liabilities	184,386	379,803
Total liabilities	8,326,188	9,605,008

Series B Convertible Preferred Stock, $0.001 par value; 407,160 shares authorized, issued and outstanding	21,446,928	20,671,738

Stockholders’ Equity (Deficit):
Series A Preferred Stock, $0.001 par value; 250,000 shares authorized; no shares issued or outstanding	-	-
Common Stock, $0.01 par value, 100,000,000 shares authorized; 21,900,808 and 21,000,808 shares issued and outstanding at March 31, 2012 and December 31, 2011, respectively	21,901	21,001
Additional paid-in capital	58,081,681	57,948,111
Accumulated deficit	(72,930,741)	(71,949,921)
Accumulated other comprehensive income	46,595	62,229
Total stockholders’ equity (deficit)	(14,780,564)	(13,918,580)
Total liabilities, preferred stock and stockholders’ equity (deficit)	$14,992,552	$16,358,166